EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated May 7, 1999 included in the Consolidated Graphics, Inc. Annual Report on Form 10-K for the year ended March 31, 1999, and to all references to our Firm included in this Registration Statement.

/s/  ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Houston, Texas
July 14, 1999